Exhibit 10.12

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.  2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 1, 2019 (the “Effective Date”) by and between Midland States Bancorp, Inc. (the “Company”), Midland States Bank, an Illinois banking corporation (the “Bank”) (the Bank and the Company hereinafter collectively referred to as the “Employer”), and Douglas J. Tucker (“Executive”).

RECITALS

A.

The Executive serves as Senior Vice President, Corporate Counsel, of the Company and the Bank, and has entered into an Employment Agreement with the Company and the Bank, dated as of December 1, 2010, as amended by that certain Amendment No. 1 to Employment Agreement dated as of December 15, 2017 (the “Employment Agreement”).

B.

As a result of Amendment No. 1 to Executive’s Employment Agreement containing errors with respect to Executive’s bonus and long-term incentive award percentages, the Company’s Compensation Committee has instructed that an amendment to Executive’s Employment Agreement be executed reflecting the correct percentages.

AGREEMENTS

Now therefore, the Employment Agreement is hereby amended as follows:

1. The reference in Section 4(b) of the Employment Agreement to a target Incentive Bonus is hereby amended to “not less than forty percent  (40%)”; and the reference to  a long-term incentive bonus percentage for the Executive is hereby amended to “forty-five percent (45%).”

In all other respects the Employment Agreement shall remain fully in force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANCORP, INC. andDOUGLAS J. TUCKER

MIDLAND STATES BANK

By:  /s/ Leon J. Holschbach              /s/ Douglas J. Tucker

Name:Leon J. Holschbach[Signature]

Its:Vice-Chairman